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                                                                   EXHIBIT 10.24

                                    AGREEMENT

          This Agreement (the "Agreement") is made by and between Avanex Corporation, a Delaware corporation, ("Avanex") and Frederick R. Fromm ("you").

                                    Recitals
                                    --------

          Avanex, Pearl Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Avanex ("Merger Sub") and Oplink Communications, Inc., a Delaware corporation ("Oplink") have entered into an Agreement and Plan of Reorganization dated March 18, 2002 (the "Merger Agreement") which provides for the merger of Merger Sub with and into Oplink (the "Merger").

          You have been employed by Oplink and possess intimate knowledge of the business and affairs of Oplink's business, its policies, methods and certain key personnel.

          Avanex and you recognize that the continued application of your experience, abilities and services to the business of Avanex and its subsidiaries after the Merger would be extremely beneficial to Avanex.

          Subject to the provisions hereof, Avanex wishes to be assured that you will be available to consult with Avanex and that you will be restricted from disclosing certain information concerning Avanex and its subsidiaries.

                                    Agreement
                                    ---------

          For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Avanex and you agree as follows.

          1.   Effectiveness. This Agreement shall become effective at the
               -------------
Effective Time (as defined in the Merger Agreement) of the Merger.

          2.   Termination of Employment with Oplink. Your employment with
               -------------------------------------
Oplink as President and CEO shall terminate immediately prior to the Effective Time (the "Termination Date"). Avanex acknowledges and agrees that you shall be entitled to (1) the acceleration of all unvested Oplink options, as contemplated by Section 3(e)(2)(B) of your November 2001 Employment Agreement by and between you and Oplink (the "Employment Agreement"), (2) the severance payments contemplated by Section 3(f) of your Employment Agreement with payment in accordance with the terms of your Employment Agreement, (3) the payments and benefits provided pursuant to your April 2001 Executive Change of Control Agreement by and between you and Oplink (the "Change of Control Agreement"), and
(4) the ability to exercise any outstanding options granted by Oplink until the later of (a) five years from the Effective Time, or (b) two years after termination of your service on the board of directors of Oplink or Avanex (but in no event later than the normal expiration date for such options), as approved by the board of directors of Oplink on March 18, 2002.

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          In addition, if you are eligible for and timely elect group health continuation coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), Avanex will reimburse you for your COBRA premiums to the extent such COBRA premiums exceed your share of premium costs for such coverage as in effect on the Termination Date until the earlier of eighteen (18) months from the Termination Date, or the date you are no longer eligible to receive continuation coverage pursuant to COBRA.

          3.   Member of the Board. Following the Effective Time, you will serve
               -------------------
as a member of the Board of Directors of Avanex (the "Board") for such period of time as determined by the Board and/or stockholders. You agree and acknowledge that your continued service as a member of the Board will be subject to any required Board and stockholder approval.

          4.   Consultancy.
               -----------

               (a)  Consulting Term. Avanex agrees to retain you and you agree
                    ---------------
to serve Avanex for a period beginning at the Effective Time until the date which is six months from the Effective Time (the "Initial Term"), or until such later date as agreed to by the President and Chief Executive Officer of Avanex and you within the Initial Term (said Initial Term and any continuation thereof referred to as the "Consulting Term").

               (b)  Duties; Supervision. You will provide consulting services to
                    -------------------
Avanex as assigned by the President and Chief Executive Officer of Avanex. You will report to the President and Chief Executive Officer with respect to your services hereunder and shall be subject to the President and Chief Executive Officer's sole supervision. Your assignments will be made by the President and Chief Executive Officer and will be commensurate in status to the services typically provided by a senior officer of Avanex.

               (c)  Compensation
                    ------------

                    (i)   Fee. Avanex will pay you a fee at the monthly rate of
                          ---
$29,167.00 during the Consulting Term in equal semi-monthly installments.

                    (ii)  Living Expenses. Avanex will pay you a monthly living
                          ---------------
expense of up to $8,000 per month, payable in equal semi-monthly installments during the Consulting Term.

                    (iii) Expenses. Avanex shall pay directly or reimburse you
                          --------
for the reasonable amount of expenses necessarily incurred by you in the discharge of your duties hereunder upon submission and approval of written statements and bills in accordance with the then regular procedures and standards of Avanex for reimbursement of expenses.

          5.   Confidential Information. You agree that during the
               ------------------------
Consulting Term and thereafter, you will not, without the prior written consent of the Board, (i) use for your benefit or disclose to any person, any information obtained or developed by you while in the employ of Avanex with respect to any aspect of Avanex's business (including, without limitation, information with respect to any customers, suppliers, employees, financial affairs or methods of design, distribution, procurement or production, of Avanex or any of its subsidiaries, or any other

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confidential matter), except information which at the time is available to others in the business or generally known to the public other than as a result of disclosure by you not permitted hereunder, or (ii) take with you upon termination of the Consulting Term, any document or paper relating to any of the foregoing or any property of Avanex (or any of its subsidiaries).

          6.   Release of Claims. You agree that the foregoing consideration
               -----------------
represents settlement in full of all outstanding obligations owed to you by Avanex and its subsidiaries and the officers, managers, supervisors, agents and employees thereof. You, on your own behalf, and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Avanex and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation:

               (a) any and all claims relating to or arising from your employment relationship with Oplink and the termination of that relationship;

               (b) any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of Oplink or Avanex, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

               (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

               (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code.;

               (e) any and all claims for violation of the federal, or any state, constitution;

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               (f)  any and all claims arising out of any other laws and
regulations relating to employment or employment discrimination;

               (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of this Agreement; and

               (h)  any and all claims for attorneys' fees and costs.

          Avanex and you agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

          7.   Acknowledgement of Waiver of Claims Under ADEA. You acknowledge
               ----------------------------------------------
that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. You and Avanex agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this Agreement. You acknowledge that the consideration given for this waiver and release Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that

          (a) you should consult with an attorney prior to executing this Agreement;

          (b) you have up to twenty-one (21) days within which to consider this Agreement;

          (c) you have seven (7) days following your execution of this Agreement to revoke this Agreement;

          (d) this Agreement shall not be effective until the revocation period has expired; and,

          (e) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

          8.   Civil Code Section 1542. The parties represent that they are not
               -----------------------
aware of any claim by either of them other than the claims that are released by this Agreement. You acknowledge that you had the opportunity to seek the advice of legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

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         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
         THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS
         FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF
         KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
         SETTLEMENT WITH THE DEBTOR.

         You, being aware of said code section, agrees to expressly waive any rights you may have thereunder, as well as under any other statute or common law principles of similar effect.

               9.  No Pending or Future Lawsuits. You represent that you have no
                   -----------------------------
lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against Avanex or any other person or entity referred to herein. You also represent that you do not intend to bring any claims on your own behalf or on behalf of any other person or entity against Avanex or any other person or entity referred to herein.

               10. Status as Independent Contractor. As an independent
                   --------------------------------
contractor, you will not be eligible to participate or receive benefits under any of Avanex's employee benefit plans, arrangements, or policies (except for your right to continued health coverage under COBRA as a former employee of Oplink).

               11. Non-Solicitation. You agree that during the Consulting Term
                   ----------------
and for a period of twelve months thereafter, you shall not either directly or indirectly solicit, induce, recruit or encourage any of Avanex's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of Avanex, either for yourself or any other person or entity.

               12. Costs. The parties shall each bear their own costs, expert
                   -----
fees, attorneys' fees and other fees incurred in connection with this Agreement.

               13. Indemnification by You. You agree to indemnify and hold
                   ----------------------
harmless Avanex from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by Avanex arising out of the breach of this Agreement by you, or from any false representation made herein by you, or from any action or proceeding which may be commenced, prosecuted or threatened by you or for your benefit, upon your initiative, or with your aid or approval, contrary to the provisions of this Agreement. You further agree that in any such action or proceeding, this Agreement may be pled by Avanex as a complete defense, or may be asserted by way of counterclaim or cross-claim.

               14. Indemnification by Avanex. Avanex will indemnify and hold you
                   -------------------------
harmless in respect of any liability, damage, amount paid in settlement, cost or expense (including reasonable counsel fees) incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation (whether civil, criminal or administrative) by any person other than Avanex to which you are or were a party, or threatened to be made a party, by reason of you being or having been an officer, director, employee or consultant of Oplink or Avanex to the full extent permitted by the Certificate of Incorporation or Bylaws of Avanex or by applicable law.

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               15. Arbitration. The parties agree that any and all disputes
                   -----------
arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Alameda County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to your obligations under this Agreement and the agreements incorporated herein by reference.

               16. No Representations. Each party represents that it has had the
                   ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

               17. Severability. In the event that any provision hereof becomes
                   ------------
or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the parties.

               18. Entire Agreement. This Agreement represents the entire
                   ----------------
agreement and understanding between Avanex and you concerning the subject matter of this Agreement and your relationship with Avanex and its subsidiaries, and supersedes and replaces any and all prior agreements and understandings between the parties concerning the subject matter of this Agreement and your relationship with Avanex, with the exception of your Employment Agreement by and between you and Oplink and your Change of Control Agreement by and between you and Oplink.

               19. No Waiver. The failure of any party to insist upon the
                   ---------
performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions.

               20. No Oral Modification. This Agreement may be amended only in
                   --------------------
writing signed by both parties or by authorized representatives of each party.

               21. Governing Law. This Agreement shall be governed by the
                   -------------
internal substantive laws, but not the choice of law rules, of the State of California.

               22. Attorneys' Fees. In the event that either party brings an
                   ---------------
action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

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               23. Voluntary Execution of Agreement. This Agreement is executed
                   --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

               (a) They have read this Agreement;

               (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

               (d) They are fully aware of the legal and binding effect of this Agreement.

               24. Withholding. Avanex is authorized to withhold, or cause to be
                   -----------
withheld, from any payment or benefit under this Agreement the full amount of any applicable withholding taxes.

               25. Assignment. This Agreement will be binding upon and inure to
                   ----------
the benefit of (a) your heirs, executors and legal representatives of upon your death and (b) any successor of Avanex. Any such successor of Avanex will be deemed substituted for Avanex under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of Avanex. None of your rights to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of your right to compensation or other benefits will be null and void.

               26. Counterparts. This Agreement may be executed in counterparts,
                   ------------
and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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               IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

Frederick R. Fromm

_____________________________
Frederick R. Fromm

Date: _______________________


Avanex Corporation


By __________________________


Title:_______________________


Date:________________________

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